Exhibit 31.1

CERTIFICATION

I, David Rawlinson II, certify that:

1.	I have reviewed this Form 10-K/A of QVC Group, Inc.; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2026
/s/ David Rawlinson II
David Rawlinson II
Chief Executive Officer and President